Exhibit 26-(h)(7)(d): Amendment dated as of December 7, 2005, to Participation Agreement dated as of December 6, 2001, by and among ING Partners, Inc., ING Life Insurance and Annuity Company, ING Financial Advisers, LLC and ReliaStar Life Insurance Company of New York.

Amendment to Participation Agreement

Among

ING Partners, Inc.

ING Life Insurance and Annuity Company

ING Financial Advisers, LLC

and

Reliastar Life Insurance Company of New York

This Amendment is dated as of 7th day of December, 2005 by and between ING Partners, Inc. (the “Fund”), ING Life Insurance and Annuity Company (the “Adviser”), ING Financial Advisers, LLC (the “Distributor”) and Reliastar Life Insurance Company of New York (the “Company”) (collectively, the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement on December 6, 2001 (the “Agreement”) and subsequently amended the Agreement on March 13, 2002, May 1, 2003, November 1, 2004, April 29, 2005 and August 31, 2005;

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Amended Schedule B with the Amended Schedule B attached hereto.

2.	All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.		ING Life Insurance and Annuity Company
By:	/s/ Robert S. Naka	By:	/s/ Laurie M. Tillinghast
	Robert S. Naka		Laurie M. Tillinghast
	Senior Vice President		Vice President

ING Financial Advisers, LLC		Reliastar Life Insurance Company of New York
By:	/s/ Terran R. Titus	By:	/s/ Laurie M. Tillinghast
	Terran R. Titus		Laurie M. Tillinghast
	Vice President, Advisory Services		Vice President

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AMENDED SCHEDULE B

ING Partners, Inc.

Designated Portfolios

ING American Century Large Company Value Portfolio - Initial, Adviser and Service Class
ING American Century Select Portfolio - Initial, Adviser and Service Class
ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
ING Baron Asset Portfolio - Initial, Adviser and Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING Davis Venture Value Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Contrafund® Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Equity-Income Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Mid Cap Portfolio - Initial, Adviser and Service Class
ING Fundamental Research Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs® Capital Growth Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs® Core Equity Portfolio - Initial, Adviser and Service Class
ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING Lord Abbett U.S. Government Securities Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
ING Neuberger Berman Partners Portfolio - Initial, Adviser and Service Class
ING Neuberger Berman Regency Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Global Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service Class
ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Pioneer High Yield Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Large Cap Growth Portfolio - Initial, Adviser and Service Class
ING Solution 2015 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2025 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2035 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2045 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution Income Portfolio - Initial, Adviser and Service Class and Class T
ING T. Rowe Price Diversified Mid Cap Growth Portfolio - Initial, Adviser and Service Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class
ING Templeton Foreign Equity Portfolio - Initial, Adviser and Service Class
ING UBS U.S. Large Cap Equity Portfolio - Initial, Adviser and Service Class
ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class
ING Van Kampen Equity and Income Portfolio - Initial, Adviser and Service Class

______________

*Goldman Sachs® is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

** Fidelity® and Contrafund® are registered trademarks of FMR Corp.

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